Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 15, 2010 in the Registration Statement on Form S-11 and related Prospectus of Colony Financial, Inc. dated January 15, 2010.

/s/ Ernst & Young LLP

Los Angeles, California

January 15, 2010